UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

      March 26, 2014

MYSKIN, INC.
(Exact name of registrant as specified in charter)

California
(State or other Jurisdiction of Incorporation or Organization)

000-54582	10235 Woodrose Lane Highlands Ranch, CO 80129	26-1391338
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(303) 904-9296
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2014, MySkin, Inc. (the “Company”) entered into a License Agreement with Earnest Blackmon (“Blackmon”), Tony Verzura (“Verzura”) and Chad Ruby (“Ruby”) pursuant to which Blackmon, Verzura and Ruby licensed certain intellectual property to the Company in exchange for a total of 38,690,000 shares of the Company’s common stock.

In connection with this transaction:

•

Blackmon, Verzura and Ruby licensed to the Company all of their knowledge and know-how relating to the design and buildout of cultivation facilities, their genetics, growing/cultivation system, seed-to-sale protocols and procedures, products, a genetic catalogue including over 150 different strains, an advanced (non-psychoactive) cannabinoid therapy program called A.C.T. Now, security, regulatory compliance, and any other methods and processes which relate to the cannabis business.

•

The territory for this license is the entire world and the license runs in perpetuity.  There are no royalty payments under the License Agreement.

•

Blackmon, Verzura and Ruby were appointed to the Company’s board of directors.  These appointments will not be effective until the expiration of the 10-day period following the filing of an Information Statement with the SEC pursuant to Rule 14f-1 and mailing of the Information Statement to our shareholders.

•

Blackmon was elected as the President of the Company, Ruby was elected as Chief Operating Officer and Verzura was elected as Vice President.

•

A total of 41,690,000 previously outstanding shares of common stock were cancelled, and as a result of this transaction there are now a total of 43,620,000 shares of the Company’s shares of common stock outstanding.

As a result of this transaction our business plan has changed.  We plan to create partnerships with local businessmen, entrepreneurs, scientists and others, both domestically and internationally, for the purpose of cultivating cannabis-based products worldwide.

For example, we plan to enter into licensing and consulting agreements with partners who desire to license our entire turnkey seed-to-sale business model in jurisdictions where it is legal to do so, and we plan to typically receive a percentage of their gross revenues as our fee.  In addition to licensing our intellectual property, we will offer consulting on the design and buildout of cultivation facilities, we will provide training and staffing services, and we will assist them in finding the right locations for the cultivation facilities.  We will provide our genetic catalogue which includes over 15 CBD strains, over 150 THC strains and over 30 Cannabis Cup winners.

We will also provide access to our full range of extracted/infused medical products.  We will license to the partner the intellectual property for whole plant activated oils, smokable concentrates, infused products, topical lotions, pills, sublingual, transdermal patches and they will have access to any future technology or products we develop.

Our goals are to establish strong cultivation positions through our local partners in markets where it is legal and use these revenues to develop new cannabinoid based drugs for clinical FDA approval patents.

We will not touch or handle the plants directly.  Our joint venture partners and their employees will be the handlers of the plants and products.  The Company will not harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.

The Company plans to change its name to United Cannabis Corporation and to change its domicile from California to Colorado once shareholder approval has been obtained.

Government Regulation

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

As of March 26, 2014, 20 states and the District of Columbia allow its citizens to use Medical Marijuana, and voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.   However, there is no guarantee that the current administration will not change its stated policy regarding the low-priority enforcement of federal laws, or that any future administration would not change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us.  While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this report regarding the intellectual property which the Company acquired.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the issuance of the 38,690,000 shares to the three persons described in Item 1.01 above, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The persons who acquired these shares were sophisticated investors who possessed full information regarding the Company’s business and operations.  There was no general solicitation in connection with offer or sale of these securities.  The persons who acquired these shares acquired them for their own account.  The certificates representing these shares had a restrictive legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the sale of these shares.

On March 26, 2014, the Company sold 600,000 units for the total amount of $900,000 to 45 accredited investors.  Each Unit consisted of one share of the Company’s common stock, two A Warrants and three B Warrants.   Each A Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $7.50 per share during the two year period commencing April 1, 2014, and the A Warrants are callable once the common stock has traded at a price of at least $15 for 20 consecutive trading days.  Each B Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $15.00 per share during the three year period commencing April 1, 2014, and the B Warrants are callable once the common stock has traded at a price of at least $22 for 20 consecutive trading days.  The shares of common stock and the A and B warrants were not registered under the Securities Act of 1933 and are restricted securities.  The Company relied on the exemption provided by Rule 506(b) in connection with the sale of these securities.  The persons who acquired these securities were sophisticated investors who possessed full information regarding the Company’s business and operations.  There was no general solicitation in connection with offer or sale of these securities.  The persons who acquired these securities acquired them for their own account.  The certificates representing these securities had a restrictive legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the sale of these securities.

Item 5.01	Changes in Control of Registrant.

See Item 1.01 of this report.

Item 5.02	Completion of Acquisition or Disposition of Assets.

At the closing of the transaction described in Item 1.01 of this report, Earnest Blackmon, Tony Verzura and Chad Ruby were appointed as directors and elected as executive officers of the Company.

Information regarding Messrs. Blackmon, Verzura and Ruby are set forth below:

Earnest Blackmon, age 41, has been involved in commercial horticulture and landscaping for the last 10 years.  He has served as the master grower and Chief Technical Officer/Member of RiverRock LLC a, medical marijuana company in Denver, Colorado, from November of 2009 to the present.  He served as the Chief Operating Officer/Owner of Sweet Lawn and Landscaping in Tampa, Florida from January of 2004 to June of 2008 and from July 2008 until October 2009, he consulted with several collectives in California on their cultivation methods.  Mr. Blackmon attended John’s Hopkins University from 1991 to from 1992.

Tony Verzura, age 36, has been in construction and managing patient care facilities for the last 10 years.  He has served as the patient care facilitator and Chief Operating Officer for RiverRock LLC, a medical marijuana company in Denver, Colorado, from November of 2009 to the present. He worked as an independent contractor from January of 2004 to June of 2009.  Mr. Verzura attended Florida International University from 1999 to 2003.

Chad Ruby, age 38, has been a portfolio manager, real estate broker and appraiser for the last 10 years.  He started with Hudson Appraisals, Inc. in 2002 and became a partner and Chief Operating Officer in February of 2005, and he resigned as Chief Operating Officer in June of 2008.  He has been employed by NRT REOExperts, LLC, Orlando, Florida, as a portfolio manager since June of 2008.  During the last year he has also been consulting part-time for RiverRock LLC, a company engaged in growing and selling medical marijuana in Denver, Colorado.  Mr. Ruby graduated from the University of Central Florida in 2010 with a B.S. in Finance.

Principal Shareholders

The following table shows the ownership, as of the date of this report, of those persons owning beneficially 5% or more of the Company’s common stock and the number and percentage of outstanding shares owned by each of the Company’s directors and officers and by all officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

Name and Address	Shares Owned	Percent of Outstanding Shares

Directors and Executive Officers:

Paul Enright 10235 Woodrose Lane Highlands Ranch, CO 80129	1,310,000	3.0%

Earnest Blackmon 1600 West 113th Avenue Westminster, CO 80234	22,428,000	51.4%

Tony Verzura 816 Acoma Street, #1607 Denver, CO 80204	14,952,000	34.3%

Chad Ruby 2261 Deloraine Trail Maitland, FL 32751	1,310,000	3.0%

All Directors and Executive Officers as a Group (4 individuals)	40,000,000	91.7%

There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Executive Compensation of New Management

The following table shows the amounts we expect to pay our new officers during the twelve months commencing April 1, 2014 and the amount of time these persons expect to devote to our business.  Some of these salaries will initially be below the projected level until such time as the Company is generating revenue.

Name	Projected Compensation	Percent of Time to be Devoted to Business

Paul D. Enright	$150,000	90%
Earnest Blackmon	$150,000	80%
Tony Verzura	$150,000	80%
Chadwick Ruby	$150,000	100%

Item 9.01	Financial Statements and Exhibits.

No.	Description

10	License Agreement with Earnest Blackmon, Tony Verzura and Chad Ruby

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSKIN, INC.

Date:  March 27, 2014

By:

/s/ Paul Enright

Paul Enright

President